UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

Amtech Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive
Tempe, Arizona		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 11, 2022, Amtech Systems, Inc. (the “Registrant” or the “Company”) announced by press release its results of operations for the second quarter ended March 31, 2022. A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in this Current Report, including the accompanying Exhibit 99.1, is furnished pursuant to Item 2.02 of Form 8-K and shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this Current Report, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

The Company today announced Robert C. Daigle, a member of the Company’s Board of Directors (the “Board”), has been appointed as the Company’s Chairman of the Board (“Chairman”). Effective immediately, Mr. Daigle succeeds Jong S. Whang, who is the Company’s founder and has served as Chairman since its inception in 1981. Mr. Whang will continue to serve as a member of the Board.

Amendment and Restatement of Committee Charters; Adoption of Corporate Governance Guidelines, Clawback Policy and Stock Ownership Guidelines

The Company also announced today that, as part of its periodic review of corporate governance matters, the Board unanimously approved and adopted amended and restated Charters for its Audit Committee, Compensation Committee, and Nominating and Governance Committee, together with the adoption of Corporate Governance Guidelines, a Clawback Policy, and Stock Ownership Guidelines. The full text of the foregoing Charters and the Corporate Governance Guidelines can be found on the Company’s website at www.amtechsystems.com/investors/corporate-governance.

The Clawback Policy provides for the recovery of incentive-based compensation awarded to any current or former officer (as defined under Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended) of the Company in the three-year period preceding the year in which the Company is required to prepare an accounting restatement resulting from either (a) material noncompliance with any financial reporting requirements under the securities laws and any performance-based compensation actually awarded or paid to the officer would have been a lower amount had it been calculated based on such restated results, or (b) the officer engaged in misconduct that was a violation of law or a provision of the Company’s Code of Ethics and Business Conduct and such misconduct had a direct and material adverse financial or reputational impact on the Company.

The Board believes that share ownership aligns the interests of its directors with the interests of shareholders, promotes sound corporate governance, and demonstrates a commitment to the Company. As such, the Board has adopted stock ownership guidelines that require independent Board members to own shares of Company common stock having a total value equal to four times the annual fees received by such directors (or $160,000 for non-employee directors and $300,000 for the Chairman). Those independent directors who do not currently meet this ownership threshold are required to do so within five years after the adoption of these guidelines.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 11, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	May 11, 2022	By:	/s/ Lisa D. Gibbs
Name: Lisa D. Gibbs Title: Vice President and Chief Financial Officer